Exhibit 10.2

PROMISSORY NOTE

$ 950,000.00	Miami, Florida
December ___, 2017

FOR VALUE RECEIVED, the undersigned ("Borrower") promises to pay to the order of KORTH DIRECT MORTGAGE, LLC ("Lender"), at the office of the Lender at 2937 SW 27th Avenue Suite 307, Miami, FL 33133 or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Nine Hundred Fifty Thousand and 00/100 dollars, ($950,000.00), together with a rate of interest thereon of six and a half percent (6.5%) ("Interest Rate"), during the three (3) year term of the loan.

THIS IS A THREE (3) YEAR NOTE providing for thirty five (35) consecutive monthly payments of interest, thereafter followed by a final balloon payment on the 36th month (defined as the "Maturity Date") consisting of the principal amount together with all then accrued interest. At closing the Borrower shall prepay the interest accruing from December 21, 2017 through December 31, 2017 in the amount of $1,792.45. On February 1, 2018 the Borrower shall make an interest payment in the amount of $5,145.83 and shall continue to make interest payments in the same amount on the first day of each and every consecutive month thereafter until and including December 1, 2020, followed by a final payment on December 12, 2020 equal to the $950,000.00 principal amount of the loan plus $2,058.36 in accrued interests from December 1, 2020 until December 12, 2020. All payments shall be made in lawful money of the United States of America. Monthly payments are computed on an "actual 360 day" basis ($171.53 per diem). The Actual/360 day computation determines the annual effective yield by taking the stated (nominal) rate for a year's period and then dividing said rate by 360 to determine the daily periodic rate to be applied for each day in the applicable period. Application of the Actual/360 computation produces an annualized effective interest rate exceeding that of the nominal rate. The Lender applies all payments received first to interest and then to principal. In case of late payments the final payment will be increased accordingly.

Borrower shall pay to Lender a late charge of five percent (5%) of any payment not received by Lender within ten (10) days of its due date; provided, however, if said ten (10) day period ends on a day other than a day on which Lender is open for business (a "Business Day"), then the afore described late charge shall be payable if the payment is not received by the last Business Day within said ten (10) day period.

This Note may be prepaid in whole or in part within the first two (2) years of its term, subject to the payment of a penalty equal to the difference between $ 123,499.92 ,(24 months of interest payments), and the total amount of interest that the Borrower has paid until the date of the pre payment. Thereafter this Note may be prepaid in whole or in part at any time without penalty.

Borrower shall pay all amounts owing under this Note in full when due without set-off, counterclaim, deduction or withholding for any reason whatsoever.  If any payment falls due on a day other than a Business Day, then such payment shall instead be made on the next succeeding Business Day, and interest shall accrue accordingly. Any payment received by Lender after 1:00 p.m. shall not be credited against the indebtedness under this Note until at least the next succeeding Business Day.

If default be made in the payment of any sums payable pursuant to the terms of this Note, which default remains uncured for ten (10) days, or if default or other event causing the acceleration of this Note occur under either of the Florida Real Estate Mortgage, Assignment of Leases and Rents and Security Agreement securing this Note (the "Mortgage"), or any other instrument or document executed in connection with the Loan (this Note, the Mortgage, and all such instruments and documents, including, without limitation, any guaranties, agreements, mortgages, security agreements, assignments and other documents securing this Note, are referred to in this Note as the "Loan Documents") (an "Event of Default"), then or at any time thereafter at the option of Lender, the whole of the principal sum then remaining unpaid hereunder, together with all interest accrued thereon and all other sums owing under the Loan Documents, shall immediately become due and payable without notice and Lender shall be entitled to pursue any and all rights and remedies provided by applicable law and/or under the terms of this Note or any other Loan Document, all of which shall be cumulative and may be exercised successively or concurrently.  Upon the occurrence and during the continuation of any Event of Default, Lender, at its option, may at any time declare any or all other liabilities of any Borrower and/or Guarantor hereinafter jointly (“Obligor”) to Lender immediately due and payable (notwithstanding any contrary provisions thereof) without demand or notice of any kind.  In addition, Lender shall have the right to set off any and all sums owed to any Obligor by Lender in any capacity (whether or not then due) against the Loan and/or against any other liabilities of any Obligor to Lender.

From and after an Event of Default, and regardless of whether the Lender also elects to accelerate the maturity of this Note, the entire principal remaining unpaid hereunder shall bear an augmented annual interest rate equal to the highest applicable lawful rate (the “Default Rate”).  Failure to exercise any and all rights or remedies Lender may in the event of any such default be entitled to shall not constitute a waiver of the right to exercise such rights or remedies in the event of any subsequent default, whether of the same or different nature.  No waiver of any right or remedy by Lender shall be effective unless made in writing and signed by Lender, nor shall any waiver on one occasion apply to any future occasion.

In no event shall any agreed or actual exaction charged, reserved or taken as an advance or forbearance by Lender as consideration for the Loan exceed the limits (if any) imposed or provided by the law applicable from time to time to the Loan for the use or detention of money or for forbearance in seeking its collection, and Lender hereby waives any right to demand such excess. In the event that the interest provisions of this Note or any exactions provided for in this Note or any other Loan Document shall result at any time or for any reason in an effective rate of interest that transcends the maximum interest rate permitted by applicable law (if any), then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by Lender in excess of those lawfully collectible as interest shall be applied against the principal of the Loan immediately upon Lender's receipt thereof, with the same force and effect as though the payor had specifically designated such extra sums to be so applied to principal and Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.  During any time that the Loan bears interest at the maximum lawful rate (whether by application of this paragraph, the default provisions of this Note or otherwise), interest shall be computed on the basis of the actual number of days elapsed and the actual number of days in the respective calendar year.  Pursuant to Florida Statutes, Section 687.12, the interest rate charged is authorized by Florida Statutes, Chapter 665.

 The Obligors hereby severally:  (a) waive demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold any Obligor liable with respect to the Loan; (b) waive any right to interpose any set-off or non-compulsory counterclaim or to plead laches or any statute of limitations as a defense in any such action or proceeding and waive (to the extent lawfully waivable) all provisions and requirements of law for the benefit of any Obligor now or hereafter in force; (c) submit to the jurisdiction of the state and federal courts in the State of Florida for purposes of any such action or proceeding; (d) agree that the venue of any such action or proceeding may be laid in  Miami-Dade County, Florida (in addition to any county in which any collateral for the Loan is located), and waive any claim that the same is an inconvenient forum; (e) stipulate that service of process in any such action or proceeding shall be properly made if mailed by any form of registered or certified mail (airmail if international), postage prepaid, to the address then registered in Lender's records for the Obligor(s) so served, and that any process so served shall be effective ten (10) days after mailing; and (f) agree that the death or mental or physical incapacity of any Obligor who is a natural person, or the dissolution or merger or consolidation or termination of the existence of any Obligor that is a business entity (or if any person controlling such Obligor shall take any action authorizing or leading to the same), shall at Lender's option, which option may be exercised then or at any time thereafter, result in the Loan being then due and payable in full.  No provision of this Note shall limit Lender's right to serve legal process in any other manner permitted by law or to bring any such action or proceeding in any other competent jurisdiction.  The Obligors hereby severally consent and agree that, at any time and from time to time without notice, (i) Lender and the owners(s) of any collateral then securing the Loan may agree to release, increase, change, substitute or exchange all or any part of such collateral, and (ii) Lender and any person(s) then primarily liable for the Loan may agree to renew, extend or compromise the Loan in whole or in part or to modify the terms of the Loan in any respect whatsoever; no such release, increase, change, substitution, exchange, renewal, extension, compromise or modification shall release or affect in any way the liability of any Obligor, and the Obligors hereby severally waive any and all defenses and claims whatsoever based thereon.  Until Lender receives all sums due under this Note and all other Loan Documents in immediately available United States funds, no Obligor shall be released from liability with respect to the Loan unless Lender expressly releases such Obligor in a writing signed by Lender, and Lender's release of any Obligor(s) shall not release any other person liable with respect to the Loan.

The Obligors jointly and severally agree to pay all filing fees and similar charges and all costs incurred by Lender in collecting or securing or attempting to collect or secure the Loan, including attorney's fees, whether or not involving litigation and/or appellate, administrative or Lenderruptcy proceedings.  The Obligors jointly and severally agree to pay any documentary stamp taxes, intangible taxes or other taxes (except for federal or Florida franchise or income taxes based on Lender's net income) which may now or hereafter apply to this Note or the Loan or any security therefor, and the Obligors jointly and severally agree to indemnify and hold Lender harmless from and against any liability, costs, attorney's fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.  The Obligors jointly and severally agree to pay on demand, and to indemnify and hold Lender harmless from and against, any and all present or future taxes, levies, imposts, deductions, charges and withholdings imposed in connection with the Loan by the laws or governmental authorities of any jurisdiction other than the State of Florida or the United States of America, and all payments to Lender under this Note shall be made free and clear thereof and without deduction therefore.

This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida, except that federal law shall govern to the extent that it may permit Lender to charge, from time to time, interest on the Loan at a rate higher than may be permissible under applicable Florida law.

Any provision of this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent that the Obligors may lawfully waive any law that would otherwise invalidate any provision of this Note, each of them hereby waives the same, to the end that this Note shall be valid and binding and enforceable against each of them in accordance with all its terms.

If this Note is signed by more than one person, then the term "Borrower" as used in this Note shall refer to all such persons jointly and severally, and all promises, agreements, covenants waivers, consents, representations, warranties and other provisions in this Note are made by and shall be binding upon each and every undersigned person, jointly and severally.  The term "Lender" shall be deemed to include any subsequent holder(s) of this Note.  Whenever used in this Note, the term "person" means any individual, firm, corporation, trust or other organization or association or other enterprise or any governmental or political subdivision, agency, department or instrumentality thereof.  Whenever used in this Note, words in the singular include the plural, words in the plural include the singular, and pronouns of any gender include the other genders, all as may be appropriate.

Time shall be of the essence with respect to the terms of this Note.  This Note cannot be changed or modified orally.  Lender shall have the right unilaterally to correct scrivener errors or omissions in this Note or any other Loan Document.  Except as otherwise required by law or by the provisions of this Note or any other Loan Document, payments received by Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on the Loan, and next in reduction of the outstanding principal balance of the Loan, except that from and after any default under this Note, Lender may apply such payments in any order of priority determined by Lender in its exclusive judgment.  Borrower shall receive immediate credit on payments only if made in the form of either a federal wire transfer of cleared funds or a check drawn on an account maintained with Lender containing sufficient available funds.  Otherwise, Borrower shall receive credit on payments after clearance, which shall be no sooner than the first Business Day after receipt of payment by Lender.  For purposes of determining interest accruing under this Note, principal shall be deemed outstanding on the date payment is credited by Lender.    Except as otherwise required by the provisions of this Note or any other Loan Document, any notice required to be given to any Obligor shall be deemed sufficient if made personally or if mailed, postage prepaid, to such Obligor's address as it appears in this Note (or, if none appears, to any address for such Obligor then registered in Lender's records).  Lender may grant participations in all or any portion of, and may assign all or any part of Lender's rights under, this Note.  Lender may disclose to any such participant or assignee any and all information held by or known to Lender at any time with respect to any Obligor.  If Borrower or any other Obligor is a partnership, then all general partners thereof shall be liable jointly and severally for all obligations under this Note and for all other covenants, agreements, undertakings and obligations of Borrower in connection with the Loan, notwithstanding any contrary provision of the partnership laws of the State of Florida.  All of the terms of this Note shall inure to the benefit of Lender and its successors and assigns and shall be binding upon each and every one of the Obligors and their respective heirs, executors, administrators, personal representatives, successors and assigns, jointly and severally.

The Mortgage encumbers three real and personal properties located in Miami-Dade, Florida, and is intended to be recorded amongst the Public Records of said County.

LENDER OR BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE LOAN DOCUMENTS AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS, (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  BORROWER ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE LENDER IN EXTENDING CREDIT TO THE BORROWER, THAT THE LENDER WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.

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WITNESS the due execution hereof as of the date first above written.

BORROWER

RZ GROUP INVESTMENTS, INC., a Florida Corporation

By:
Rolando Penate
President

DOCUMENTARY STAMPS IN THE AMOUNT OF $3,325.00 AND INTANGIBLE TAX IN THE AMOUNT OF $1,900.00 HAVE BEEN PAID UPON AND AFFIXED TO THE MORTGAGE SECURING THIS PROMISSORY NOTE.